AGREEMENT AND CONSENT

This Agreement and Consent dated as of March 7, 2011 is being entered into by and between Hudson Technologies, Inc. (the "Company") and the holders of at least 66 2/3% of the outstanding warrants (the "Warrants") issued by the Company pursuant to subscription agreements dated as of June 30, 2010 (the "Holders").

WHEREAS, the Holders are the record holder of Warrants to purchase the number of shares of common stock (the "Common Stock") of the Company as set forth on the signature page hereto;

NOW THEREFORE, for good and valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (defined terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Warrants):

1. Section 1(B) of the Warrants shall be deleted in its entirety and replaced with the following:

"Exercise Period" shall mean the period commencing six (6) months after the date hereof and ending 5:00 p.m. New York City time on July 7, 2016, unless sooner terminated as provided below.

2. The following language in Section 2.1 of the Warrants is deleted in its entirety:

"If during the Exercise Period, the Holder is not permitted to sell Exercise Shares pursuant to the Registration Statement (as defined in the Subscription Agreement) or pursuant to another registration statement that has been declared effective under Securities Act of 1933, as amended, and the fair market value of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash or by check, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:"

and is replaced with the following language:

"If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Exercise Shares to the Holder, then this Warrant may only be exercised, in whole or in part, at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Exercise Shares equal to the quotient obtained by using the following formula:"

3. Except as specifically provided in this Agreement and Consent, all other terms and provisions of the Warrants remain unchanged and in full force and effect.

4. This Agreement and Consent may be executed in counterparts and the signature may be delivered by facsimile transmission or by email delivery of a ".pdf" format data file, and such signature shall have the same effect as if it were an original thereof. This Agreement and Consent shall become effective upon execution by the Company and holders of Warrants to purchase at least 66 2/3% of the number of shares of Common Stock then subject to outstanding Warrants.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement and Consent.

HUDSON TECHNOLOGIES, INC.

By: __________________________

Name: Kevin J. Zugibe

Title: Chairman, Chief Executive Officer

HOLDERS:

By: __________________________

Name:

Title:
Warrants Exercisable to Purchase _______ Shares